Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Investor Contact: Roger L. Mann

Unizan Financial Corp.

President and Chief Executive Officer

Telephone: 330.438.1118 or 1.866.235.7203

E-mail address: rmann@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. NAMES KIM M. TAYLOR CHIEF FINANCIAL OFFICER

CANTON, Ohio, May 3, 2005 – Unizan Financial Corp.’s (NASDAQ: UNIZ) board of directors are pleased to announce the appointment of Kim M. Taylor to chief financial officer (CFO) of the corporation. Taylor rejoined the organization as CFO of Unizan Bank, National Association, a subsidiary of Unizan Financial Corp., in December of 2004.

In his new role, effective May 3, 2005, Taylor will assume additional regulatory reporting and financial management responsibilities for Unizan Financial Corp. In addition, he will be responsible for all financial and administrative activities including finance, accounting, financial planning and regulatory reporting activities for the entire organization. Taylor will continue to report to James H. Nicholson, executive vice president and chief operating officer of Unizan Financial Corp. and president and chief executive officer of Unizan Bank, National Association.

“With over 25 years of financial industry experience, Kim has been instrumental in leading our finance and accounting team and has provided invaluable insight to Unizan’s financial management process,” said Nicholson. “He has been an integral member of our management team and he has made significant contributions and process improvements since rejoining our organization in December of 2004,” concluded Nicholson.

About Unizan

Unizan Financial Corp., a $2.5 bank billion holding company, is a financial services organization headquartered in Canton, Ohio. The company operates 42 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Detroit, Michigan; Mt. Arlington, New Jersey and Indianapolis, Indiana. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.